Filed Pursuant to Rule 424(b)(2)

Registration Statement Nos. 333-290665 and 333-290665-01

This pricing supplement, which is not complete and may be changed, relates to an effective Registration Statement under the Securities Act of 1933.  This pricing supplement and the accompanying product supplement, prospectus supplement and prospectus are not an offer to sell these Securities in any country or jurisdiction where such an offer would not be permitted.

Preliminary Pricing Supplement

Subject To Completion, dated June 8, 2026

(To Prospectus dated December 8, 2025,

Series A Prospectus Supplement dated December 8, 2025 and

Product Supplement No. WF-1 dated December 8, 2025)

BofA Finance LLC Medium-Term Notes, Series A Fully and Unconditionally Guaranteed by Bank of America Corporation

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the State Street® Technology Select Sector SPDR® ETF due June 22, 2029

◼Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the State Street® Technology Select Sector SPDR® ETF (each referred to as an “Underlying”)

◼Unlike ordinary debt securities, the Securities do not provide for fixed payments of interest, do not repay a fixed amount of principal on the Maturity Date and are subject to potential automatic call prior to the Maturity Date upon the terms described below.  Whether the Securities pay a Contingent Coupon, whether the Securities are automatically called prior to the Maturity Date and, if they are not automatically called, whether you receive the principal amount of your Securities on the Maturity Date will depend, in each case, on the closing value of the Lowest Performing Underlying on the relevant Calculation Day.  The Lowest Performing Underlying on any Calculation Day is the Underlying that has the lowest closing value on that Calculation Day as a percentage of its Starting Value

◼  Contingent Coupon. The Securities will pay a Contingent Coupon Payment on a quarterly basis until the earlier of the Maturity Date or automatic call if, and only if, the closing value of the Lowest Performing Underlying on the Calculation Day for that quarter is greater than or equal to its Coupon Barrier. However, if the closing value of the Lowest Performing Underlying on a Calculation Day is less than its Coupon Barrier, you will not receive any Contingent Coupon Payment for the relevant quarter. If the closing value of the Lowest Performing Underlying is less than its Coupon Barrier on every Calculation Day, you will not receive any Contingent Coupon Payments throughout the entire term of the Securities. The Coupon Barrier for each Underlying is equal to 75% of its Starting Value. The Contingent Coupon Rate will be determined on the Pricing Date and will be at least 12.70% per annum

◼Automatic Call.  If the closing value of the Lowest Performing Underlying on any of the Calculation Days from December 2026 to March 2029, inclusive, is greater than or equal to its Starting Value, the Securities will be automatically called for the principal amount plus a final Contingent Coupon Payment

◼Potential Loss of Principal.  If the Securities are not automatically called prior to the Maturity Date, you will receive the principal amount on the Maturity Date if, and only if, the closing value of the Lowest Performing Underlying on the Final Calculation Day is greater than or equal to its Threshold Value.  If the closing value of the Lowest Performing Underlying on the Final Calculation Day is less than its Threshold Value, you will lose more than 25%, and possibly all, of the principal amount of your Securities. The Threshold Value for each Underlying is equal to 75% of its Starting Value

◼If the Securities are not automatically called prior to the Maturity Date, you will have full downside exposure to the Lowest Performing Underlying from its Starting Value if its closing value on the Final Calculation Day is less than its Threshold Value, but you will not participate in any appreciation of any Underlying and will not receive any dividends on shares of the Fund or the securities held by or included in any Underlying

◼Your return on the Securities will depend solely on the performance of the Underlying that is the Lowest Performing Underlying on each Calculation Day.  You will not benefit in any way from the performance of the better performing Underlyings.  Therefore, you will be adversely affected if any Underlying performs poorly, even if the other Underlyings perform favorably

◼All payments on the Securities are subject to the credit risk of BofA Finance LLC (“BofA Finance”), as issuer of the Securities, and Bank of America Corporation (“BAC” or the “Guarantor”), as guarantor of the Securities

◼Securities will not be listed on any securities exchange

The initial estimated value of the Securities as of the Pricing Date is expected to be between $906.75 and $966.75 per Security, which is less than the public offering price listed below. The actual value of your Securities at any time will reflect many factors and cannot be predicted with accuracy. See “Selected Risk Considerations” beginning on page PS-9 of this pricing supplement and “Structuring the Securities” on page PS-32 of this pricing supplement for additional information.
The Securities have complex features and investing in the Securities involves risks not associated with an investment in conventional debt securities. Potential purchasers of the Securities should consider the information in “Selected Risk Considerations” beginning on page PS-9 herein and “Risk Factors” beginning on page PS-6 of the accompanying product supplement, page S-7 of the accompanying prospectus supplement, and page 7 of the accompanying prospectus.
None of the Securities and Exchange Commission (the “SEC”), any state securities commission, or any other regulatory body has approved or disapproved of these Securities or determined if this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Public offering price	Underwriting Discount(1)(2)	Proceeds, before expenses, to BofA Finance
Per Security	$1,000.00	$23.25	$976.75
Total

(1)Wells Fargo Securities, LLC and BofA Securities, Inc. are the selling agents for the distribution of the Securities and are acting as principal. See “Terms of the Securities—Selling Agents” in this pricing supplement for further information.

(2)In addition, in respect of certain Securities sold in this offering, BofA Securities, Inc. or its affiliates may pay a fee of up to $3.00 per Security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the Securities to other securities dealers.

Wells Fargo Securities

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the State Street® Technology Select Sector SPDR® ETF due June 22, 2029

Terms of the Securities

Issuer:	BofA Finance LLC.
Guarantor:	BAC.
Underlyings:

The S&P 500® Index (Bloomberg symbol: “SPX”), a price return index, the Russell 2000® Index (Bloomberg symbol: “RTY”), a price return index, and the State Street® Technology Select Sector SPDR® ETF (Bloomberg symbol: “XLK”), an exchange-traded fund. The State Street® Technology Select Sector SPDR® ETF is sometimes referred to herein as the “Fund.” The S&P 500® Index and the Russell 2000® Index are sometimes collectively referred to herein as the “Indices” and individually as an “Index.”

Pricing Date*:	June 16, 2026.
Issue Date*:	June 22, 2026.
Maturity Date*:

June 22, 2029, subject to postponement as described below in “—Market Disruption Events and Postponement Provisions”.  The Securities are not subject to repayment at the option of any holder of the Securities prior to the Maturity Date.

Denominations:	$1,000 and any integral multiple of $1,000. References in this pricing supplement to a “Security” are to a Security with a principal amount of $1,000.
Contingent Coupon Payment:

On each Contingent Coupon Payment Date, you will receive a Contingent Coupon Payment at a per annum rate equal to the Contingent Coupon Rate if, and only if, the closing value of the Lowest Performing Underlying on the related Calculation Day is greater than or equal to its Coupon Barrier. Each “Contingent Coupon Payment,” if any, will be calculated per Security as follows: ($1,000 × Contingent Coupon Rate)/4. Any Contingent Coupon Payment will be rounded to the nearest cent, with one-half cent rounded upward.

If the closing value of the Lowest Performing Underlying on any Calculation Day is less than its Coupon Barrier, you will not receive any Contingent Coupon Payment on the related Contingent Coupon Payment Date. If the closing value of the Lowest Performing Underlying is less than its Coupon Barrier on all Calculation Days, you will not receive any Contingent Coupon Payments over the term of the Securities.

Contingent Coupon Payment Dates:

Quarterly, on the third business day following each Calculation Day (as each such Calculation Day may be postponed pursuant to “—Market Disruption Events and Postponement Provisions” below, if applicable); provided that the Contingent Coupon Payment Date with respect to the Final Calculation Day will be the Maturity Date.

Contingent Coupon Rate:	The “Contingent Coupon Rate” will be determined on the Pricing Date and will be at least 12.70% per annum (equal to at least 3.175% per quarter).
Calculation Days*:

Quarterly, on the 16th of each March, June, September and December, commencing September 2026 and ending March 2029, and the Final Calculation Day, each subject to postponement as described below under “—Market Disruption Events and Postponement Provisions.” We refer to June 18, 2029 as the “Final Calculation Day.”

Automatic Call:

If the closing value of the Lowest Performing Underlying on any of the Calculation Days from December 2026 to March 2029, inclusive, is greater than or equal to its Starting Value, the Securities will be automatically called, and on the related Call Settlement Date you will be entitled to receive a cash payment per Security in U.S. dollars equal to the principal amount per Security plus a final Contingent Coupon Payment. The Securities will not be subject to automatic call until the second Calculation Day, which is approximately six months after the issue date.

If the Securities are automatically called, they will cease to be outstanding on the related Call Settlement Date and you will have no further rights under the Securities after such Call Settlement Date.  You will not receive any notice from us if the Securities are automatically called.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the State Street® Technology Select Sector SPDR® ETF due June 22, 2029

Call Settlement Date:	Three business days after the applicable Calculation Day (as each such Calculation Day may be postponed pursuant to “—Market Disruption Events and Postponement Provisions” below, if applicable).
Maturity Payment Amount:

If the Securities are not automatically called prior to the Maturity Date, you will be entitled to receive on the Maturity Date a cash payment per Security in U.S. dollars equal to the Maturity Payment Amount (in addition to the final Contingent Coupon Payment, if any). The “Maturity Payment Amount” per Security will equal:

•if the Ending Value of the Lowest Performing Underlying on the Final Calculation Day is greater than or equal to its Threshold Value:
         $1,000; or

•if the Ending Value of the Lowest Performing Underlying on the Final Calculation Day is less than its Threshold Value:

$1,000 × Performance Factor of the Lowest Performing Underlying on the Final Calculation Day

If the Securities are not automatically called prior to the Maturity Date and the Ending Value of the Lowest Performing Underlying on the Final Calculation Day is less than its Threshold Value, you will lose more than 25%, and possibly all, of the principal amount of your Securities on the Maturity Date.

Any return on the Securities will be limited to the sum of your Contingent Coupon Payments, if any.  You will not participate in any appreciation of any Underlying, but you will have full downside exposure to decreases in the value of the Lowest Performing Underlying on the Final Calculation Day if the Ending Value of that Underlying is less than its Threshold Value.

Lowest Performing Underlying:	For any Calculation Day, the “Lowest Performing Underlying” will be the Underlying with the lowest Performance Factor on that Calculation Day.
Performance Factor:	With respect to an Underlying on any Calculation Day, its closing value on such Calculation Day divided by its Starting Value (expressed as a percentage).
Closing Value:	With respect to an Index on any Trading Day, its Closing Level on that Trading Day; and with respect to the Fund on any Trading Day, its Fund Closing Price on that Trading Day.
Closing Level:

With respect to each Index, Closing Level has the meaning set forth under “General Terms of the Securities — Certain Terms for Securities Linked to an Index — Certain Definitions” in the accompanying product supplement.

Fund Closing Price:

With respect to the Fund, the Fund Closing Price, the Closing Price and the Adjustment Factor have the meanings set forth under “General Terms of the Securities — Certain Terms for Securities Linked to a Fund — Certain Definitions” in the accompanying product supplement.

Starting Value:

With respect to the S&P 500® Index:         , its closing value on the Pricing Date.

With respect to the Russell 2000® Index:         , its closing value on the Pricing Date.

With respect to the State Street® Technology Select Sector SPDR® ETF: $        , its closing value on the Pricing Date.

Ending Value:	With respect to each Underlying, its closing value on the Final Calculation Day.
Coupon Barrier:

With respect to the S&P 500® Index:         , which is equal to 75% of its Starting Value.

With respect to the Russell 2000® Index:         , which is equal to 75% of its Starting Value.

With respect to the State Street® Technology Select Sector SPDR® ETF: $         , which is equal to 75% of its Starting Value.

Threshold Value:

With respect to the S&P 500® Index:         , which is equal to 75% of its Starting Value.

With respect to the Russell 2000® Index:         , which is equal to 75% of its Starting Value.

With respect to the State Street® Technology Select Sector SPDR® ETF: $         , which is equal to 75% of its Starting Value.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the State Street® Technology Select Sector SPDR® ETF due June 22, 2029

Market Disruption Events and Postponement Provisions:

Each Calculation Day is subject to postponement due to non-trading days and the occurrence of a market disruption event. In addition, the Maturity Date will be postponed if the Final Calculation Day is postponed and will be adjusted for non-business days. For more information regarding adjustments to the Calculation Days and the Maturity Date, see “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day—Securities Linked to Multiple Market Measures” and “—Payment Dates” in the accompanying product supplement. For purposes of the accompanying product supplement, each Contingent Coupon Payment Date, each Call Settlement Date and the Maturity Date is a “payment date.” In addition, for information regarding the circumstances that may result in a market disruption event, see “General Terms of the Securities—Certain Terms for Securities Linked to an Index—Market Disruption Events” and “—Certain Terms for Securities Linked to a Fund —Market Disruption Events” in the accompanying product supplement.

Calculation Agent:	BofA Securities, Inc. (“BofAS”), an affiliate of BofA Finance.
Selling Agents:

BofAS and Wells Fargo Securities, LLC (“WFS”).

Under our distribution agreement with BofAS, BofAS will purchase the Securities from us as principal at the public offering price indicated on the cover of this pricing supplement, less the indicated underwriting discount. BofAS will sell the Securities to WFS at the public offering price of the Securities less a concession of up to $23.25 per Security. WFS may provide dealers, which may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), with a selling concession of up to $17.50 per Security. In addition to the concession allowed to WFA, WFS may pay up to $0.75 per Security to WFA as a distribution expense fee for each Security sold by WFA.

In addition, in respect of certain Securities sold in this offering, BofAS or its affiliates may pay a fee of up to $3.00 per Security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the Securities to other securities dealers.

WFS has advised us that if it, WFA or any of their affiliates makes a secondary market in the Securities at any time up to the Issue Date or during the three-month period following the Issue Date, the secondary market price offered by it, WFA or any of their affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring and hedging the Securities that are included in the public offering price of the Securities.  Because this portion of the costs is not fully deducted upon issuance, WFS has advised us that any secondary market price it, WFA or any of their affiliates offers during this period will be higher than it otherwise would be outside of this period, as any secondary market price offered outside of this period will reflect the full deduction of the costs as described above. WFS has advised us that the amount of this increase in the secondary market price will decline steadily to zero over this three-month period.  If you hold the Securities through an account at WFS, WFA or any of their affiliates, WFS has advised us that it expects that this increase will also be reflected in the value indicated for the Securities on your brokerage account statement.  If you hold your Securities through an account at a broker-dealer other than WFS, WFA or any of their affiliates, the value of the Securities on your brokerage account statement may be different than if you held your Securities at WFS, WFA or any of their affiliates.

Material Tax Consequences:	For a discussion of the material U.S. federal income and estate tax consequences of the ownership and disposition of the Securities, see “U.S. Federal Income Tax Summary.”
CUSIP:	09712C6M0

* Subject to change

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the State Street® Technology Select Sector SPDR® ETF due June 22, 2029

Additional Information about BofA Finance, the Guarantor and the Securities

The terms and risks of the Securities are contained in this pricing supplement and in the following related product supplement, prospectus supplement and prospectus. Information included in this pricing supplement supersedes information in the product supplement, prospectus supplement and prospectus to the extent that it is different from that information. These documents can be accessed at the following links:

•Product Supplement No. WF-1 dated December 8, 2025:

https://www.sec.gov/Archives/edgar/data/70858/000119312525311329/d51848d424b2.htm

•Series A MTN prospectus supplement dated December 8, 2025 and prospectus dated December 8, 2025:

https://www.sec.gov/Archives/edgar/data/70858/000119312525310920/d51586d424b3.htm

These documents have been filed as part of a registration statement with the SEC, which may, without cost, be accessed on the SEC website at www.sec.gov or obtained from BofAS by calling 1-800-294-1322. Before you invest, you should read this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus for information about us, BAC and this offering. Any prior or contemporaneous oral statements and any other written materials you may have received are superseded by this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus. Certain terms used but not defined in this pricing supplement have the meanings set forth in the accompanying product supplement or prospectus supplement. Unless otherwise indicated or unless the context requires otherwise, all references in this document to “we,” “us,” “our,” or similar references are to BofA Finance, and not to BAC.

The Securities are our senior debt securities.  Any payments on the Securities are fully and unconditionally guaranteed by BAC. The Securities and the related guarantee are not insured by the Federal Deposit Insurance Corporation or secured by collateral.  The Securities will rank equally in right of payment with all of our other unsecured and unsubordinated obligations, except obligations that are subject to any priorities or preferences by law. The related guarantee will rank equally in right of payment with all of BAC’s other unsecured and unsubordinated obligations, except obligations that are subject to any priorities or preferences by law, and senior to its subordinated obligations. Any payments due on the Securities, including any repayment of the principal amount, will be subject to the credit risk of BofA Finance, as issuer, and BAC, as guarantor.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the State Street® Technology Select Sector SPDR® ETF due June 22, 2029

Investor Considerations

The Securities are not appropriate for all investors. The Securities may be an appropriate investment for investors who:

■seek an investment with Contingent Coupon Payments at a rate of at least 12.70% per annum (to be determined on the Pricing Date) until the earlier of the Maturity Date or automatic call, if, and only if, the closing value of the Lowest Performing Underlying on the applicable Calculation Day is greater than or equal to 75% of its Starting Value;

■understand that if the Ending Value of the Lowest Performing Underlying on the Final Calculation Day has declined by more than 25% from its Starting Value, they will be fully exposed to the decline in the Lowest Performing Underlying from its Starting Value and will lose more than 25%, and possibly all, of the principal amount of their Securities at maturity;

■are willing to accept the risk that they may receive few or no Contingent Coupon Payments over the term of the Securities;

■understand that the Securities may be automatically called prior to the Maturity Date and that the term of the Securities may be as short as approximately six months;

■understand that the return on the Securities will depend solely on the performance of the Underlying that is the Lowest Performing Underlying on each Calculation Day (including the Final Calculation Day) and that they will not benefit in any way from the performance of the better performing Underlyings;

■understand that the Securities are riskier than alternative investments linked to only one of the Underlyings or linked to a basket composed of each Underlying;

■understand and are willing to accept the full downside risks of each Underlying;

■are willing to forgo participation in any appreciation of any Underlying and dividends on shares of the Fund and on the securities held by or included in the Underlyings; and

■are willing to hold the Securities until maturity.

The Securities may not be an appropriate investment for investors who:

■seek a liquid investment or are unable or unwilling to hold the Securities to maturity;

■require full payment of the principal amount of the Securities at maturity;

■   seek a security with a fixed term;

■are unwilling to purchase Securities with an estimated value as of the Pricing Date that is lower than the public offering price and that may be as low as the lower estimated value set forth on the cover page;

■are unwilling to accept the risk that the closing value of the Lowest Performing Underlying on the Final Calculation Day may decline by more than 25% from its Starting Value;

■seek certainty of current income over the term of the Securities;

■seek exposure to the upside performance of any or each Underlying;

■seek exposure to a basket composed of each Underlying or a similar investment in which the overall return is based on a blend of the performances of the Underlyings, rather than solely on the Lowest Performing Underlying;

■are unwilling to accept the risk of exposure to the Underlyings;

■are unwilling to accept the credit risk of BofA Finance, as issuer, and BAC, as guarantor, to obtain exposure to the Underlyings generally, or to obtain exposure to the Underlyings that the Securities provide specifically; or

■prefer the lower risk of conventional fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the Securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the Securities in light of your particular circumstances. You should also review carefully “Selected Risk Considerations” herein and “Risk Factors” in each of the accompanying product supplement, prospectus supplement and prospectus for risks related to an investment in the Securities. For more information about the Underlyings, please see the sections titled “The S&P 500® Index,” “The Russell 2000® Index” and “The State Street® Technology Select Sector SPDR® ETF” below.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the State Street® Technology Select Sector SPDR® ETF due June 22, 2029

Determining Payment On A Contingent Coupon Payment Date and at Maturity

If the Securities have not been previously automatically called, on each Contingent Coupon Payment Date, either you will receive a Contingent Coupon Payment or you will not receive a Contingent Coupon Payment, depending on the closing value of the Lowest Performing Underlying on the related Calculation Day.

Step 1: Determine which Underlying is the Lowest Performing Underlying on the relevant Calculation Day. The Lowest Performing Underlying on any Calculation Day is the Underlying with the lowest Performance Factor on that Calculation Day.  The Performance Factor of an Underlying on a Calculation Day is its closing value on that Calculation Day as a percentage of its Starting Value (i.e., its closing value on that Calculation Day divided by its Starting Value).

Step 2: Determine whether a Contingent Coupon Payment is paid on the applicable Contingent Coupon Payment Date based on the closing value of the Lowest Performing Underlying on the relevant Calculation Day, as follows:

If the Securities have not been automatically called prior to the Maturity Date, then at maturity you will receive (in addition to the final Contingent Coupon Payment, if otherwise payable) a cash payment per Security (the Maturity Payment Amount) calculated as follows:

Step 1: Determine which Underlying is the Lowest Performing Underlying on the Final Calculation Day. The Lowest Performing Underlying on the Final Calculation Day is the Underlying with the lowest Performance Factor on the Final Calculation Day.  The Performance Factor of an Underlying on the Final Calculation Day is its Ending Value as a percentage of its Starting Value (i.e., its Ending Value divided by its Starting Value).

Step 2: Calculate the Maturity Payment Amount based on the Ending Value of the Lowest Performing Underlying, as follows:

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the State Street® Technology Select Sector SPDR® ETF due June 22, 2029

Hypothetical Payout Profile

The following profile illustrates the potential Maturity Payment Amount on the Securities (excluding the final Contingent Coupon Payment, if any) for a range of hypothetical performances of the Lowest Performing Underlying on the Final Calculation Day from its Starting Value to its Ending Value, assuming the Securities have not been automatically called prior to the Maturity Date. As this profile illustrates, in no event will you have a positive rate of return based solely on the Maturity Payment Amount received at maturity; any positive return will be based solely on the Contingent Coupon Payments, if any, received during the term of the Securities. This graph has been prepared for purposes of illustration only. Your actual return will depend on the actual Ending Value of the Lowest Performing Underlying on the Final Calculation Day and whether you hold your Securities to the Maturity Date.  The performance of the better performing Underlyings is not relevant to your return on the Securities.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the State Street® Technology Select Sector SPDR® ETF due June 22, 2029

Selected Risk Considerations

The Securities have complex features and investing in the Securities will involve risks not associated with an investment in conventional debt securities. Your decision to purchase the Securities should be made only after carefully considering the risks of an investment in the Securities, including those discussed below, with your advisors in light of your particular circumstances. The Securities are not an appropriate investment for you if you are not knowledgeable about significant elements of the Securities or financial matters in general. You should carefully review the more detailed explanation of risks relating to the Securities in the “Risk Factors” sections beginning on page PS-6 of the accompanying product supplement, page S-7 of the accompanying prospectus supplement and page 7 of the accompanying prospectus.

Structure-related Risks

Your investment may result in a loss; there is no guaranteed return of principal. There is no fixed principal repayment amount on the Securities at maturity. If the Securities are not automatically called prior to maturity and the Ending Value of any Underlying is less than its Threshold Value, at maturity you will lose 1% of the principal amount for each 1% that the Ending Value of the Lowest Performing Underlying is less than its Starting Value. In that case, you will lose a significant portion or all of your investment in the Securities.

Your return on the Securities is limited to the return represented by the Contingent Coupon Payments, if any, over the term of the Securities. Your return on the Securities is limited to the Contingent Coupon Payments paid over the term of the Securities, regardless of the extent to which the closing value of any Underlying on any Calculation Day or the Ending Value of any Underlying exceeds its Coupon Barrier or Starting Value, as applicable. Similarly, the amount payable at maturity or upon an automatic call will never exceed the sum of the principal amount and the applicable Contingent Coupon Payment, regardless of the extent to which the closing value of any Underlying on any Calculation Day exceeds its Starting Value. In contrast, a direct investment in the Fund or the securities held by or included in one or more of the Underlyings would allow you to receive the benefit of any appreciation in their values. Thus, any return on the Securities will not reflect the return you would realize if you actually owned those securities and received the dividends paid or distributions made on them.

The Securities are subject to a potential automatic call, which would limit your ability to receive the Contingent Coupon Payments over the full term of the Securities. The Securities are subject to a potential automatic call. Beginning in December 2026, the Securities will be automatically called if, on any Calculation Day prior to the Final Calculation Day, the closing value of the Lowest Performing Underlying is greater than or equal to its Starting Value. If the Securities are automatically called prior to the Maturity Date, you will be entitled to receive the principal amount and the Contingent Coupon Payment with respect to the applicable Calculation Day, and no further amounts will be payable with respect to the Securities. In this case, you will lose the opportunity to continue to receive Contingent Coupon Payments after the date of the automatic call. If the Securities are called prior to the Maturity Date, you may be unable to invest in other securities with a similar level of risk that could provide a return that is similar to the Securities.

You may not receive any Contingent Coupon Payments. The Securities do not provide for any regular fixed coupon payments. Investors in the Securities will not necessarily receive any Contingent Coupon Payments on the Securities. If the closing value of the Lowest Performing Underlying on a Calculation Day is less than its Coupon Barrier, you will not receive the Contingent Coupon Payment applicable to that Calculation Day. If the closing value of the Lowest Performing Underlying is less than its Coupon Barrier on all the Calculation Days during the term of the Securities, you will not receive any Contingent Coupon Payments during the term of the Securities, and you will not receive a positive return on the Securities.

Because the Securities are linked to the lowest performing (and not the average performance) of the Underlyings, you may not receive any return on the Securities and may lose a significant portion or all of your principal amount even if the closing value of one Underlying is always greater than or equal to its Coupon Barrier or Threshold Value, as applicable. Your Securities are linked to the lowest performing of the Underlyings, and a change in the value of one Underlying may not correlate with changes in the values of the other Underlying(s).  The Securities are not linked to a basket composed of the Underlyings, where the depreciation in the value of one Underlying could be offset to some extent by the appreciation in the value of the other Underlying(s).  In the case of the Securities, the individual performance of each Underlying would not be combined, and the depreciation in the value of one Underlying would not be offset by any appreciation in the value of the other Underlying(s).  Even if the closing value of an Underlying is at or above its Coupon Barrier on a Calculation Day, you will not receive the Contingent Coupon Payment with respect to that Calculation Day if the closing value of another Underlying is below its Coupon Barrier on that day. In addition, even if the Ending Value of an Underlying is at or above its Threshold Value, you will lose a portion of your principal if the Ending Value of the Lowest Performing Underlying is below its Threshold Value.

Higher Contingent Coupon Rates are associated with greater risk. The Securities offer Contingent Coupon Payments at a higher rate, if paid, than the fixed rate we would pay on conventional debt securities of the same maturity. These higher potential Contingent Coupon Payments are associated with greater levels of expected risk as of the Pricing Date as compared to conventional debt securities, including the risk that you may not receive a Contingent Coupon Payment on one or more, or any, Contingent Coupon Payment Dates and the risk that you may lose a substantial portion, and possibly all, of the principal amount per Security at maturity. The volatility of the Underlyings and the correlation among the Underlyings are important factors affecting this risk.  Volatility is a measurement of the size and frequency of daily fluctuations in the value of an Underlying, typically observed over a specified period of time.  Volatility can be measured in a variety of ways, including on a historical basis or on an expected basis as implied by option prices in the market.  Correlation

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the State Street® Technology Select Sector SPDR® ETF due June 22, 2029

is a measurement of the extent to which the values of the Underlyings tend to fluctuate at the same time, in the same direction and in similar magnitudes.  Greater expected volatility of the Underlyings or lower expected correlation among the Underlyings as of the Pricing Date may result in a higher Contingent Coupon Rate, but it also represents a greater expected likelihood as of the Pricing Date that the closing value of at least one Underlying will be less than its Coupon Barrier on one or more Calculation Days, such that you will not receive one or more, or any, Contingent Coupon Payments during the term of the Securities, and that the closing value of at least one Underlying will be less than its Threshold Value on the Final Calculation Day such that you will lose a substantial portion, and possibly all, of the principal amount per Security at maturity. In general, the higher the Contingent Coupon Rate is relative to the fixed rate we would pay on conventional debt securities, the greater the expected risk that you will not receive one or more, or any, Contingent Coupon Payments during the term of the Securities and that you will lose a substantial portion, and possibly all, of the principal amount per Security at maturity.

Your return on the Securities may be less than the yield on a conventional debt security of comparable maturity. Any return that you receive on the Securities may be less than the return you would earn if you purchased a conventional debt security with the same Maturity Date. As a result, your investment in the Securities may not reflect the full opportunity cost to you when you consider factors, such as inflation, that affect the time value of money. In addition, if interest rates increase during the term of the Securities, the Contingent Coupon Payment (if any) may be less than the yield on a conventional debt security of comparable maturity.

The Contingent Coupon Payment, payment upon automatic call or Maturity Payment Amount, as applicable, will not reflect the values of the Underlyings other than on the Calculation Days. The values of the Underlyings during the term of the Securities other than on the Calculation Days will not affect payments on the Securities. Notwithstanding the foregoing, investors should generally be aware of the performance of the Underlyings while holding the Securities, as the performance of the Underlyings may influence the market value of the Securities. The calculation agent will determine whether each Contingent Coupon Payment is payable and will calculate the payment upon an automatic call or the Maturity Payment Amount, as applicable, by comparing only the Starting Value, the Coupon Barrier or the Threshold Value, as applicable, to the closing value on the applicable Calculation Day or the Ending Value for each Underlying. No other values of the Underlyings will be taken into account. As a result, if the Securities are not automatically called prior to maturity, and the Ending Value of the Lowest Performing Underlying is less than its Threshold Value, you will receive less than the principal amount at maturity even if the value of each Underlying was always above its Threshold Value prior to the Final Calculation Day.

A Contingent Coupon Payment Date, a Call Settlement Date and the Maturity Date may be postponed if a Calculation Day is postponed. A Calculation Day (including the Final Calculation Day) with respect to an Underlying will be postponed if the applicable originally scheduled Calculation Day is not a trading day with respect to any Underlying or if the calculation agent determines that a market disruption event has occurred or is continuing with respect to that Underlying on that Calculation Day. If such a postponement occurs with respect to a Calculation Day other than the Final Calculation Day, then the related Contingent Coupon Payment Date or Call Settlement Date, as applicable, will be postponed. If such a postponement occurs with respect to the Final Calculation Day, the Maturity Date will be the later of (i) the initial Maturity Date and (ii) three business days after the last Final Calculation Day as postponed.

Any payment on the Securities is subject to our credit risk and the credit risk of the Guarantor, and actual or perceived changes in our or the Guarantor’s creditworthiness are expected to affect the value of, or any amounts payable on, the Securities. The Securities are our unsecured senior debt securities. Any payment on the Securities will be fully and unconditionally guaranteed by the Guarantor. The Securities are not guaranteed by any entity other than the Guarantor. As a result, your receipt of the payment upon an automatic call or the Maturity Payment Amount at maturity, as applicable, will be dependent upon our ability and the ability of the Guarantor to repay our respective obligations under the Securities on the applicable Contingent Coupon Payment Date, Call Settlement Date or the Maturity Date, regardless of the closing value of the Lowest Performing Underlying as compared to its Starting Value. No assurance can be given as to what our financial condition or the financial condition of the Guarantor will be at any time after the Pricing Date of the Securities. If we and the Guarantor become unable to meet our respective financial obligations as they become due, you may not receive the amount(s) payable under the terms of the Securities.

In addition, our credit ratings and the credit ratings of the Guarantor are assessments by ratings agencies of our respective abilities to pay our obligations.  Consequently, our or the Guarantor’s perceived creditworthiness and actual or anticipated decreases in our or the Guarantor’s credit ratings or increases in the spread between the yield on our respective securities and the yield on U.S. Treasury securities (the “credit spread”) prior to the Maturity Date of your Securities may adversely affect the market value of the Securities.  However, because your return on the Securities depends upon factors in addition to our ability and the ability of the Guarantor to pay our respective obligations, such as the values of the Underlyings, an improvement in our or the Guarantor’s credit ratings will not reduce the other investment risks related to the Securities.

We are a finance subsidiary and, as such, have no independent assets, operations or revenues. We are a finance subsidiary of the Guarantor, have no operations other than those related to the issuance, administration and payment of our obligations under our debt securities that are guaranteed by the Guarantor, and are dependent upon the Guarantor and/or its other subsidiaries to meet our obligations under the Securities in the ordinary course. Therefore, our ability to make payments on the Securities may be limited.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the State Street® Technology Select Sector SPDR® ETF due June 22, 2029

Valuation- and Market-related Risks

The public offering price you pay for the Securities will exceed their initial estimated value. The range of initial estimated values of the Securities that is provided on the cover page of this preliminary pricing supplement, and the initial estimated value as of the Pricing Date that will be provided in the final pricing supplement, are each estimates only, determined as of a particular point in time by reference to our and our affiliates’ pricing models. These pricing models consider certain assumptions and variables, including our credit spreads and those of the Guarantor, the Guarantor’s internal funding rate, mid-market terms on hedging transactions, expectations on interest rates, dividends and volatility, price-sensitivity analysis, and the expected term of the Securities. These pricing models rely in part on certain forecasts about future events, which may prove to be incorrect. If you attempt to sell the Securities prior to maturity, their market value may be lower than the price you paid for them and lower than their initial estimated value. This is due to, among other things, changes in the values of the Underlyings, changes in the Guarantor’s internal funding rate, and the inclusion in the public offering price of the underwriting discount and the hedging related charges, all as further described in "Structuring the Securities" below. These factors, together with various credit, market and economic factors over the term of the Securities, are expected to reduce the price at which you may be able to sell the Securities in any secondary market and will affect the value of the Securities in complex and unpredictable ways.

The initial estimated value does not represent a minimum or maximum price at which we, BAC, BofAS or any of our other affiliates or WFS or its affiliates would be willing to purchase your Securities in any secondary market (if any exists) at any time. The value of your Securities at any time after issuance will vary based on many factors that cannot be predicted with accuracy, including the performance of the Underlyings, our and BAC’s creditworthiness and changes in market conditions.

We cannot assure you that a trading market for your Securities will ever develop or be maintained. We will not list the Securities on any securities exchange. We cannot predict how the Securities will trade in any secondary market or whether that market will be liquid or illiquid.

The Securities are not designed to be short-term trading instruments, and if you attempt to sell the Securities prior to maturity, their market value, if any, will be affected by various factors that interrelate in complex ways, and their market value may be less than the principal amount. The following factors are expected to affect the value of the Securities: value of the Underlyings at such time; volatility of the Underlyings; economic and other conditions generally; interest rates; dividend yields; exchange rate movements and volatility; our and the Guarantor’s financial condition and creditworthiness; and time to maturity.

Conflict-related Risks

Trading and hedging activities by us, the Guarantor and any of our other affiliates, including BofAS, and WFS and its affiliates, may create conflicts of interest with you and may adversely affect your return on the Securities and their market value. We, the Guarantor or one or more of our other affiliates, including BofAS, and WFS and its affiliates, may buy or sell shares of the Fund or the securities held by or included in any of the Underlyings, or futures or options contracts on the Underlyings or those securities, or other listed or over-the-counter derivative instruments linked to the Underlyings or those securities. While we, the Guarantor or one or more of our other affiliates, including BofAS, and WFS and its affiliates, may from time to time own shares of the Fund or the securities represented by the Underlyings, except to the extent that BAC’s or Wells Fargo & Company’s (the parent company of WFS) common stock may be included in the Underlyings, as applicable, we, the Guarantor and our other affiliates, including BofAS, and WFS and its affiliates, do not control any company included in the Underlyings, and have not verified any disclosure made by any other company. We, the Guarantor or one or more of our other affiliates, including BofAS, or WFS and its affiliates, may execute such purchases or sales for our own or their own accounts, for business reasons, or in connection with hedging our obligations under the Securities. These transactions may present a conflict of interest between your interest in the Securities and the interests we, the Guarantor and our other affiliates, including BofAS, and WFS and its affiliates, may have in our or their proprietary accounts, in facilitating transactions, including block trades, for our or their other customers, and in accounts under our or their management. These transactions may adversely affect the values of the Underlyings in a manner that could be adverse to your investment in the Securities. On or before the Pricing Date, any purchases or sales by us, the Guarantor or our other affiliates, including BofAS or others on its behalf, and WFS and its affiliates (including for the purpose of hedging some or all of our anticipated exposure in connection with the Securities), may adversely affect the values of the Underlyings. Consequently, the values of the Underlyings may change subsequent to the Pricing Date, which may adversely affect the market value of the Securities.

We, the Guarantor or one or more of our other affiliates, including BofAS, and WFS and its affiliates, also expect to engage in hedging activities that could adversely affect the values of the Underlyings on the Pricing Date. In addition, these hedging activities, including the unwinding of a hedge, may decrease the market value of your Securities prior to maturity, and may adversely affect the amounts to be paid on the Securities. We, the Guarantor or one or more of our other affiliates, including BofAS, and WFS and its affiliates, may purchase or otherwise acquire a long or short position in the Securities, the Underlyings or the securities represented by the Underlyings and may hold or resell the Securities, the Underlyings or the securities represented by the Underlyings.  For example, BofAS may enter into these transactions in connection with any market making activities in which it engages. We cannot assure you that these activities will not adversely affect the values of the Underlyings, the market value of your Securities prior to maturity or the amounts payable, if any, on the Securities.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the State Street® Technology Select Sector SPDR® ETF due June 22, 2029

If WFS, BofAS or an affiliate of either selling agent participating as a dealer in the distribution of the Securities conducts hedging activities for us in connection with the Securities, such selling agent or participating dealer will expect to realize a projected profit from such hedging activities, and this projected profit will be in addition to any discount, concession or fee received in connection with the sale of the Securities to you. This additional projected profit may create a further incentive for the selling agents or participating dealers to sell the Securities to you.

There may be potential conflicts of interest involving the calculation agent, which is an affiliate of ours. We have the right to appoint and remove the calculation agent. One of our affiliates will be the calculation agent for the Securities and, as such, will make a variety of determinations relating to the Securities, including the amounts that will be paid on the Securities. Under some circumstances, these duties could result in a conflict of interest between its status as our affiliate and its responsibilities as calculation agent.

Underlying-related Risks

Any payments on the Securities and whether the Securities are automatically called will depend upon the performance of the Underlyings, and therefore the Securities are subject to the following risks, each as discussed in more detail in the accompanying product supplement.

●Changes that affect the Indices may adversely affect the value of the Securities and any payments on the Securities.

●We cannot control actions by any of the unaffiliated companies whose securities are included any Index.

●We and our affiliates have no affiliation with any index sponsor and have not independently verified their public disclosure of information.

●Risks associated with the fund underlying index, or the underlying assets of the Fund, will affect the value of the Fund and hence the value of the Securities.

●Changes that affect the Fund or its fund underlying index may adversely affect the value of the Securities and any payments on the Securities.

●We cannot control actions by any of the unaffiliated companies whose securities are included in the Fund or its fund underlying index.

●We and our affiliates have no affiliation with the fund sponsor or fund underlying index sponsor and have not independently verified their public disclosure of information.

●There are risks associated with funds.

The Securities are subject to risks associated with small-size capitalization companies.  The stocks comprising the RTY are issued by companies with small-sized market capitalization. The stock prices of small-size companies may be more volatile than stock prices of large capitalization companies. Small-size capitalization companies may be less able to withstand adverse economic, market, trade and competitive conditions relative to larger companies. Small-size capitalization companies may also be more susceptible to adverse developments related to their products or services.

Adverse conditions in the technology sector may reduce your return on the Securities. All of the stocks held by the XLK are issued by companies in the technology sector. Market or economic factors impacting technology companies and companies that rely heavily on technological advances could have a major effect on the value of the XLK’s investments. The prices of stocks of technology companies and companies that rely heavily on technology are particularly vulnerable to rapid changes in technology product cycles, rapid product obsolescence, government regulation and competition, both domestically and internationally, including competition from foreign competitors with lower production costs. Stocks of technology companies and companies that rely heavily on technology, especially those of smaller, less-seasoned companies, tend to be more volatile than the overall market. Technology companies are heavily dependent on patent and intellectual property rights, the loss or impairment of which may adversely affect profitability. Additionally, companies in the technology sector may face dramatic and often unpredictable changes in growth rates and competition for the services of qualified personnel. Any of these factors may have an adverse effect on the return on the Securities. Accordingly, by investing in the Securities, you will not benefit from the diversification which could result from an investment linked to companies that operate in multiple sectors.

The stocks held by the XLK are concentrated in one sector. The XLK holds securities issued by companies in the technology sector. As a result, some of the stocks that will determine in part the performance of the Securities are concentrated in one sector. Although an investment in the Securities will not give holders any ownership or other direct interests in the securities held by the XLK, the return on an investment in the Securities will be subject to certain risks associated with a direct equity investment in companies in this sector. Accordingly, by investing in the Securities, you will not benefit from the diversification which could result from an investment linked to a fund including companies that operate in multiple sectors.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the State Street® Technology Select Sector SPDR® ETF due June 22, 2029

The anti-dilution adjustments will be limited. The calculation agent may adjust the Adjustment Factor of the XLK and other terms of the Securities to reflect certain actions by the XLK, as described in the section “General Terms of the Securities— Anti-dilution Adjustments Relating to a Fund; Alternate Calculation” in the accompanying product supplement. The calculation agent will not be required to make an adjustment for every event that may affect the XLK and will have broad discretion to determine whether and to what extent an adjustment is required.

The performance of the XLK may not correlate with the performance of its fund underlying index as well as the net asset value per share of the XLK, especially during periods of market volatility.  The performance of the XLK and that of its fund underlying index generally will vary due to, for example, transaction costs, management fees, certain corporate actions, and timing variances. Moreover, it is also possible that the performance of the XLK may not fully replicate or may, in certain circumstances, diverge significantly from the performance of its fund underlying index. This could be due to, for example, the XLK not holding all or substantially all of the underlying assets included in its fund underlying index and/or holding assets that are not included in its fund underlying index, the temporary unavailability of certain securities in the secondary market, the performance of any derivative instruments held by the XLK, differences in trading hours between the XLK and its fund underlying index, or other circumstances. This variation in performance is called the “tracking error,” and, at times, the tracking error may be significant. In addition, because the shares of the XLK are traded on a securities exchange and are subject to market supply and investor demand, the market price of one share of the XLK may differ from its net asset value per share; shares of the XLK may trade at, above, or below its net asset value per share. During periods of market volatility, securities held by the XLK may be unavailable in the secondary market, market participants may be unable to calculate accurately the net asset value per share of the XLK and the liquidity of the XLK may be adversely affected. Market volatility may also disrupt the ability of market participants to trade shares of the XLK. Further, market volatility may adversely affect, sometimes materially, the prices at which market participants are willing to buy and sell shares of the XLK. As a result, under these circumstances, the market value of shares of the XLK may vary substantially from the net asset value per share of the XLK.

Tax-related Risks

The U.S. federal income tax consequences of the Securities are uncertain, and may be adverse to a holder of the Securities.  See “U.S. Federal Income Tax Summary” below and “U.S. Federal Income Tax Summary” beginning on page PS-45 of the accompanying product supplement.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the State Street® Technology Select Sector SPDR® ETF due June 22, 2029

Hypothetical Returns

If the Securities are automatically called:

If the Securities are automatically called prior to the Maturity Date, you will receive the principal amount of your Securities plus a final Contingent Coupon Payment on the applicable Call Settlement Date. In the event the Securities are automatically called, your total return on the Securities will equal any Contingent Coupon Payments received prior to the Call Settlement Date and the Contingent Coupon Payment received on the Call Settlement Date.

If the Securities are not automatically called:

If the Securities are not automatically called prior to the Maturity Date, the following table illustrates, for a range of hypothetical Performance Factors of the Lowest Performing Underlying on the Final Calculation Day, the hypothetical Maturity Payment Amount payable at maturity per Security (excluding the final Contingent Coupon Payment, if any).  The Performance Factor of the Lowest Performing Underlying on the Final Calculation Day is its Ending Value expressed as a percentage of its Starting Value (i.e., its Ending Value divided by its Starting Value).

Hypothetical Performance Factor of Lowest Performing Underlying on Final Calculation Day	Hypothetical Maturity Payment Amount per Security
175.00%	$1,000.00
160.00%	$1,000.00
150.00%	$1,000.00
140.00%	$1,000.00
130.00%	$1,000.00
120.00%	$1,000.00
110.00%	$1,000.00
100.00%	$1,000.00
90.00%	$1,000.00
80.00%	$1,000.00
75.00%	$1,000.00
74.00%	$740.00
70.00%	$700.00
60.00%	$600.00
50.00%	$500.00
40.00%	$400.00
30.00%	$300.00
25.00%	$250.00

The above figures do not take into account Contingent Coupon Payments, if any, received during the term of the Securities. As evidenced above, in no event will you have a positive rate of return based solely on the Maturity Payment Amount received at maturity; any positive return will be based solely on the Contingent Coupon Payments, if any, received during the term of the Securities.

The above figures are for purposes of illustration only and may have been rounded for ease of analysis. If the Securities are not automatically called prior to the Maturity Date, the actual amount you will receive on the Maturity Date will depend on the actual Ending Value of the Lowest Performing Underlying on the Final Calculation Day. The performance of the better performing Underlyings is not relevant to your return on the Securities.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the State Street® Technology Select Sector SPDR® ETF due June 22, 2029

Hypothetical Contingent Coupon Payments

Set forth below are examples that illustrate how to determine whether a Contingent Coupon Payment will be paid and whether the Securities will be automatically called, if applicable, on a Contingent Coupon Payment Date prior to the Maturity Date. The examples do not reflect any specific Contingent Coupon Payment Date.  The following examples assume that the Securities are subject to automatic call on the applicable Calculation Day. The Securities will not be subject to automatic call until the second Calculation Day, which is approximately six months after the issue date. The following examples reflect a hypothetical Contingent Coupon Rate of 12.70% per annum (the specified minimum Contingent Coupon Rate) and assume the hypothetical Starting Value, Coupon Barrier and closing value for each Underlying indicated in the examples. The terms used for purposes of these hypothetical examples do not represent any actual Starting Value or Coupon Barrier. The hypothetical Starting Value of 100.00 for each Underlying has been chosen for illustrative purposes only and does not represent the actual Starting Value for any Underlying. The actual Starting Value and Coupon Barrier for each Underlying will be determined on the Pricing Date and will be set forth under “Terms of the Securities” above in the final pricing supplement. For historical data regarding the actual closing values of the Underlyings, see the historical information provided herein. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.

Example 1. The closing value of the Lowest Performing Underlying on the relevant Calculation Day is greater than or equal to its Coupon Barrier and less than its Starting Value.  As a result, investors receive a Contingent Coupon Payment on the applicable Contingent Coupon Payment Date and the Securities are not automatically called.

	S&P 500® Index	Russell 2000® Index	State Street® Technology Select Sector SPDR® ETF
Hypothetical Starting Value:	100.00	100.00	$100.00
Hypothetical closing value on relevant Calculation Day:	90.00	95.00	$80.00
Hypothetical Coupon Barrier:	75.00	75.00	$75.00
Performance Factor on Calculation Day (closing value on Calculation Day divided by Starting Value):	90.00%	95.00%	80.00%

Step 1: Determine which Underlying is the Lowest Performing Underlying on the relevant Calculation Day.

In this example, the State Street® Technology Select Sector SPDR® ETF has the lowest Performance Factor and is, therefore, the Lowest Performing Underlying on the relevant Calculation Day.

Step 2: Determine whether a Contingent Coupon Payment will be paid and whether the Securities will be automatically called on the applicable Contingent Coupon Payment Date.

Since the hypothetical closing value of the Lowest Performing Underlying on the relevant Calculation Day is greater than or equal to its Coupon Barrier, but less than its Starting Value, you would receive a Contingent Coupon Payment on the applicable Contingent Coupon Payment Date and the Securities would not be automatically called. The Contingent Coupon Payment would be equal to $31.75 per Security, determined as follows: (i) $1,000 multiplied by 12.70% per annum divided by (ii) 4, rounded to the nearest cent.

Example 2. The closing value of the Lowest Performing Underlying on the relevant Calculation Day is less than its Coupon Barrier and its Starting Value.  As a result, investors do not receive a Contingent Coupon Payment on the applicable Contingent Coupon Payment Date and the Securities are not automatically called.

	S&P 500® Index	Russell 2000® Index	State Street® Technology Select Sector SPDR® ETF
Hypothetical Starting Value:	100.00	100.00	$100.00
Hypothetical closing value on relevant Calculation Day:	69.00	125.00	$105.00
Hypothetical Coupon Barrier:	75.00	75.00	$75.00
Performance Factor on Calculation Day (closing value on Calculation Day divided by Starting Value):	69.00%	125.00%	105.00%

Step 1: Determine which Underlying is the Lowest Performing Underlying on the relevant Calculation Day.

In this example, the S&P 500® Index has the lowest Performance Factor and is, therefore, the Lowest Performing Underlying on the relevant Calculation Day.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the State Street® Technology Select Sector SPDR® ETF due June 22, 2029

Step 2: Determine whether a Contingent Coupon Payment will be paid and whether the Securities will be automatically called on the applicable Contingent Coupon Payment Date.

Since the hypothetical closing value of the Lowest Performing Underlying on the relevant Calculation Day is less than its Coupon Barrier, you would not receive a Contingent Coupon Payment on the applicable Contingent Coupon Payment Date.  In addition, because the hypothetical closing value of the Lowest Performing Underlying also is less than its Starting Value, the Securities would not be automatically called, even though the closing values of the better performing Underlyings on the relevant Calculation Day are greater than their respective Starting Values.  As this example illustrates, whether you receive a Contingent Coupon Payment and whether the Securities are automatically called on a Contingent Coupon Payment Date will depend solely on the closing value of the Lowest Performing Underlying on the relevant Calculation Day.  The performance of the better performing Underlyings is not relevant to your return on the Securities.

Example 3. The closing value of the Lowest Performing Underlying on the relevant Calculation Day is greater than or equal to its Starting Value.  As a result, the Securities are automatically called on the applicable Contingent Coupon Payment Date for the principal amount plus a final Contingent Coupon Payment.

	S&P 500® Index	Russell 2000® Index	State Street® Technology Select Sector SPDR® ETF
Hypothetical Starting Value:	100.00	100.00	$100.00
Hypothetical closing value on relevant Calculation Day:	115.00	105.00	$130.00
Hypothetical Coupon Barrier:	75.00	75.00	$75.00
Performance Factor on Calculation Day (closing value on Calculation Day divided by Starting Value):	115.00%	105.00%	130.00%

Step 1: Determine which Underlying is the Lowest Performing Underlying on the relevant Calculation Day.

In this example, the Russell 2000® Index has the lowest Performance Factor and is, therefore, the Lowest Performing Underlying on the relevant Calculation Day.

Step 2: Determine whether a Contingent Coupon Payment will be paid and whether the Securities will be automatically called on the applicable Contingent Coupon Payment Date.

Since the hypothetical closing value of the Lowest Performing Underlying on the relevant Calculation Day is greater than or equal to its Starting Value, the Securities would be automatically called and you would receive the principal amount plus a final Contingent Coupon Payment on the applicable Contingent Coupon Payment Date, which is also referred to as the Call Settlement Date.  On the Call Settlement Date, you would receive $1,031.75 per Security.

You will not receive any further payments after the Call Settlement Date.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the State Street® Technology Select Sector SPDR® ETF due June 22, 2029

Hypothetical Payment at the Maturity Date

Set forth below are examples of calculations of the Maturity Payment Amount payable on the Maturity Date, assuming that the Securities have not been automatically called prior to the Maturity Date and assuming the hypothetical Starting Value, Coupon Barrier, Threshold Value and Ending Value for each Underlying indicated in the examples. The terms used for purposes of these hypothetical examples do not represent any actual Starting Value, Coupon Barrier or Threshold Value. The hypothetical Starting Value of 100.00 for each Underlying has been chosen for illustrative purposes only and does not represent the actual Starting Value for any Underlying. The actual Starting Value, Coupon Barrier and Threshold Value for each Underlying will be determined on the Pricing Date and will be set forth under “Terms of the Securities” above in the final pricing supplement. For historical data regarding the actual closing values of the Underlyings, see the historical information provided herein. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.

Example 1. The Ending Value of the Lowest Performing Underlying on the Final Calculation Day is greater than its Starting Value, the Maturity Payment Amount is equal to the principal amount of your Securities at maturity and you receive a final Contingent Coupon Payment:

	S&P 500® Index	Russell 2000® Index	State Street® Technology Select Sector SPDR® ETF
Hypothetical Starting Value:	100.00	100.00	$100.00
Hypothetical Ending Value:	145.00	135.00	$125.00
Hypothetical Coupon Barrier:	75.00	75.00	$75.00
Hypothetical Threshold Value:	75.00	75.00	$75.00
Performance Factor (Ending Value divided by Starting Value):	145.00%	135.00%	125.00%

Step 1: Determine which Underlying is the Lowest Performing Underlying on the Final Calculation Day.

In this example, the State Street® Technology Select Sector SPDR® ETF has the lowest Performance Factor and is, therefore, the Lowest Performing Underlying on the Final Calculation Day.

Step 2: Determine the Maturity Payment Amount based on the Ending Value of the Lowest Performing Underlying on the Final Calculation Day.

Since the hypothetical Ending Value of the Lowest Performing Underlying on the Final Calculation Day is greater than or equal to its hypothetical Threshold Value, the Maturity Payment Amount would equal the principal amount.  Although the hypothetical Ending Value of the Lowest Performing Underlying on the Final Calculation Day is significantly greater than its hypothetical Starting Value in this scenario, the Maturity Payment Amount will not exceed the principal amount.

In addition to any Contingent Coupon Payments received during the term of the Securities, on the Maturity Date you would receive $1,000.00 per Security. In addition, because the hypothetical Ending Value of the Lowest Performing Underlying on the Final Calculation Day is greater than its hypothetical Coupon Barrier, you would receive a final Contingent Coupon Payment on the Maturity Date.

Example 2. The Ending Value of the Lowest Performing Underlying on the Final Calculation Day is less than its Starting Value but greater than its Threshold Value and its Coupon Barrier, the Maturity Payment Amount is equal to the principal amount of your Securities at maturity and you receive a final Contingent Coupon Payment:

	S&P 500® Index	Russell 2000® Index	State Street® Technology Select Sector SPDR® ETF
Hypothetical Starting Value:	100.00	100.00	$100.00
Hypothetical Ending Value:	80.00	115.00	$110.00
Hypothetical Coupon Barrier:	75.00	75.00	$75.00
Hypothetical Threshold Value:	75.00	75.00	$75.00
Performance Factor (Ending Value divided by Starting Value):	80.00%	115.00%	110.00%

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the State Street® Technology Select Sector SPDR® ETF due June 22, 2029

Step 1: Determine which Underlying is the Lowest Performing Underlying on the Final Calculation Day.

In this example, the S&P 500® Index has the lowest Performance Factor and is, therefore, the Lowest Performing Underlying on the Final Calculation Day.

Step 2: Determine the Maturity Payment Amount based on the Ending Value of the Lowest Performing Underlying on the Final Calculation Day.

Since the hypothetical Ending Value of the Lowest Performing Underlying is less than its hypothetical Starting Value, but not by more than 25%, you would be repaid the principal amount of your Securities at maturity.

In addition to any Contingent Coupon Payments received during the term of the Securities, on the Maturity Date you would receive $1,000.00 per Security. In addition, because the hypothetical Ending Value of the Lowest Performing Underlying on the Final Calculation Day is greater than its Coupon Barrier, you would receive a final Contingent Coupon Payment on the Maturity Date.

Example 3. The Ending Value of the Lowest Performing Underlying on the Final Calculation Day is less than its Threshold Value and its Coupon Barrier, the Maturity Payment Amount is less than the principal amount of your Securities at maturity and you do not receive a final Contingent Coupon Payment:

	S&P 500® Index	Russell 2000® Index	State Street® Technology Select Sector SPDR® ETF
Hypothetical Starting Value:	100.00	100.00	$100.00
Hypothetical Ending Value:	120.00	45.00	$90.00
Hypothetical Coupon Barrier:	75.00	75.00	$75.00
Hypothetical Threshold Value:	75.00	75.00	$75.00
Performance Factor (Ending Value divided by Starting Value):	120.00%	45.00%	90.00%

Step 1: Determine which Underlying is the Lowest Performing Underlying on the Final Calculation Day.

In this example, the Russell 2000® Index has the lowest Performance Factor and is, therefore, the Lowest Performing Underlying on the Final Calculation Day.

Step 2: Determine the Maturity Payment Amount based on the Ending Value of the Lowest Performing Underlying on the Final Calculation Day.

Since the hypothetical Ending Value of the Lowest Performing Underlying on the Final Calculation Day is less than its hypothetical Starting Value by more than 25%, you would lose a portion of the principal amount of your Securities and receive the Maturity Payment Amount equal to $450.00 per Security, calculated as follows:

= $1,000 × Performance Factor of the Lowest Performing Underlying on the Final Calculation Day

= $1,000 × 45.00%

= $450.00

In addition to any Contingent Coupon Payments received during the term of the Securities, on the Maturity Date you would receive $450.00 per Security. Because the hypothetical Ending Value of the Lowest Performing Underlying on the Final Calculation Day is less than its Coupon Barrier, you would not receive a final Contingent Coupon Payment on the Maturity Date.

These examples illustrate that you will not participate in any appreciation of any Underlying, but will be fully exposed to a decrease in the Lowest Performing Underlying if the Ending Value of the Lowest Performing Underlying on the Final Calculation Day is less than its Threshold Value, even if the Ending Values of the other Underlyings have appreciated or have not declined below their respective Threshold Values.

To the extent that the Starting Value, Coupon Barrier, Threshold Value and Ending Value of the Lowest Performing Underlying differ from the values assumed above, the results indicated above would be different.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the State Street® Technology Select Sector SPDR® ETF due June 22, 2029

All disclosures contained in this pricing supplement regarding the Underlyings, including, without limitation, their make-up, method of calculation, and changes in their components, have been derived from publicly available sources. The information reflects the policies of, and is subject to change by, each of S&P Dow Jones Indices LLC (“SPDJI”), the sponsor of the SPX, FTSE Russell, the sponsor of the RTY, and SSGA Funds Management, Inc. (“SSGA”), the investment advisor to the XLK. We refer to SSGA as the “Investment Advisor” and SPDJI and FTSE Russell as the “Underlying Sponsors”. The Investment Advisor and the Underlying Sponsors, which license the copyright and all other rights to the respective Underlyings, have no obligation to continue to publish, and may discontinue publication of, the Underlyings. The consequences of any Investment Advisor or Underlying Sponsor discontinuing publication of the applicable Underlying are discussed in “General Terms of the Securities — Discontinuance of an Index” and “—Anti-dilution Adjustments Relating to a Fund; Alternate Calculation” in the accompanying product supplement. None of us, the Guarantor, the calculation agent, or BofAS accepts any responsibility for the calculation, maintenance or publication of any Underlying or any successor fund or successor index. None of us, the Guarantor, BofAS or any of our other affiliates makes any representation to you as to the future performance of the Underlyings. You should make your own investigation into the Underlyings.

The S&P 500® Index

The S&P 500® Index (the “SPX”) includes a representative sample of 500 companies in leading industries of the U.S. economy. The SPX is intended to provide an indication of the pattern of common stock price movement. The calculation of the level of the SPX is based on the relative value of the aggregate market value of the common stocks of 500 companies as of a particular time compared to the aggregate average market value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943.

The SPX includes companies from eleven main groups: Communication Services; Consumer Discretionary; Consumer Staples; Energy; Financials; Health Care; Industrials; Information Technology; Real Estate; Materials; and Utilities. SPDJI may from time to time, in its sole discretion, add companies to, or delete companies from, the SPX to achieve the objectives stated above.

SPDJI calculates the SPX by reference to the prices of the constituent stocks of the SPX without taking account of the value of dividends paid on those stocks. As a result, the return on the Securities will not reflect the return you would realize if you actually owned the SPX constituent stocks and received the dividends paid on those stocks.

Computation of the SPX

While SPDJI currently employs the following methodology to calculate the SPX, no assurance can be given that SPDJI will not modify or change this methodology in a manner that may affect payments on the Securities.

Historically, the market value of any component stock of the SPX was calculated as the product of the market price per share and the number of then outstanding shares of such component stock. In March 2005, SPDJI began shifting the SPX halfway from a market capitalization weighted formula to a float-adjusted formula, before moving the SPX to full float adjustment on September 16, 2005. SPDJI’s criteria for selecting stocks for the SPX did not change with the shift to float adjustment. However, the adjustment affects each company’s weight in the SPX.

Under float adjustment, the share counts used in calculating the SPX reflect only those shares that are available to investors, not all of a company’s outstanding shares. Float adjustment excludes shares that are closely held by control groups, other publicly traded companies or government agencies.

In September 2012, all shareholdings representing more than 5% of a stock’s outstanding shares, other than holdings by “block owners,” were removed from the float for purposes of calculating the SPX. Generally, these “control holders” will include officers and directors, private equity, venture capital and special equity firms, other publicly traded companies that hold shares for control, strategic partners, holders of restricted shares, ESOPs, employee and family trusts, foundations associated with the company, holders of unlisted share classes of stock, government entities at all levels (other than government retirement/pension funds) and any individual person who controls a 5% or greater stake in a company as reported in regulatory filings. However, holdings by block owners, such as depositary banks, pension funds, mutual funds and ETF providers, 401(k) plans of the company, government retirement/pension funds, investment funds of insurance companies, asset managers and investment funds, independent foundations and savings and investment plans, will ordinarily be considered part of the float.

Treasury stock, stock options, restricted shares, equity participation units, warrants, preferred stock, convertible stock, and rights are not part of the float. Shares held in a trust to allow investors in countries outside the country of domicile, such as depositary shares and Canadian exchangeable shares are normally part of the float unless those shares form a control block. If a company has multiple classes of stock outstanding, shares in an unlisted or non-traded class are treated as a control block.

For each stock, an investable weight factor (“IWF”) is calculated by dividing the available float shares by the total shares outstanding. Available float shares are defined as the total shares outstanding less shares held by control holders. This calculation is subject to a 5% minimum threshold for control blocks. For example, if a company’s officers and directors hold 3% of the company’s shares, and no other control group holds 5% of the company’s shares, SPDJI would assign that company an IWF of 1.00, as no control group meets the 5% threshold. However, if a company’s officers and directors hold 3% of the company’s shares and another control group holds 20% of the company’s shares, SPDJI would assign an IWF of 0.77, reflecting the fact that 23% of the company’s outstanding shares are considered to be held for control. As of July 31, 2017, companies with multiple share class lines are no longer eligible for inclusion in the SPX. Constituents of the SPX prior to July 31, 2017 with multiple share class lines will be grandfathered in and continue to be included in the

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the State Street® Technology Select Sector SPDR® ETF due June 22, 2029

SPX. If a constituent company of the SPX reorganizes into a multiple share class line structure, that company will remain in the SPX at the discretion of the S&P Index Committee in order to minimize turnover.

The SPX is calculated using a base-weighted aggregate methodology. The level of the SPX reflects the total market value of all component stocks relative to the base period of the years 1941 through 1943. An indexed number is used to represent the results of this calculation in order to make the level easier to work with and track over time. The actual total market value of the component stocks during the base period of the years 1941 through 1943 has been set to an indexed level of 10. This is often indicated by the notation 1941- 43 = 10. In practice, the daily calculation of the SPX is computed by dividing the total market value of the component stocks by the “index divisor.” By itself, the index divisor is an arbitrary number. However, in the context of the calculation of the SPX, it serves as a link to the original base period level of the SPX. The index divisor keeps the SPX comparable over time and is the manipulation point for all adjustments to the SPX, which is index maintenance.

Index Maintenance

Index maintenance includes monitoring and completing the adjustments for company additions and deletions, share changes, stock splits, stock dividends, and stock price adjustments due to company restructuring or spinoffs. Some corporate actions, such as stock splits and stock dividends, require changes in the common shares outstanding and the stock prices of the companies in the SPX, and do not require index divisor adjustments.

To prevent the level of the SPX from changing due to corporate actions, corporate actions which affect the total market value of the SPX require an index divisor adjustment. By adjusting the index divisor for the change in market value, the level of the SPX remains constant and does not reflect the corporate actions of individual companies in the SPX. Index divisor adjustments are made after the close of trading and after the calculation of the SPX closing level.

Changes in a company’s shares outstanding of 5.00% or more due to mergers, acquisitions, public offerings, tender offers, Dutch auctions, or exchange offers are made as soon as reasonably possible. Share changes due to mergers or acquisitions of publicly held companies that trade on a major exchange are implemented when the transaction occurs, even if both of the companies are not in the same headline index, and regardless of the size of the change. All other changes of 5.00% or more (due to, for example, company stock repurchases, private placements, redemptions, exercise of options, warrants, conversion of preferred stock, notes, debt, equity participation units, at-the-market offerings, or other recapitalizations) are made weekly and are announced on Fridays for implementation after the close of trading on the following Friday. Changes of less than 5.00% are accumulated and made quarterly on the third Friday of March, June, September, and December, and are usually announced two to five days prior.

If a change in a company’s shares outstanding of 5.00% or more causes a company’s IWF to change by five percentage points or more, the IWF is updated at the same time as the share change. IWF changes resulting from partial tender offers are considered on a case by case basis.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the State Street® Technology Select Sector SPDR® ETF due June 22, 2029

Historical Information

The following graph sets forth the daily historical performance of the SPX in the period from January 2, 2021 through June 4, 2026. We obtained this historical data from Bloomberg L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P. The horizontal line in the graph represents the SPX’s hypothetical Coupon Barrier and hypothetical Threshold Value of 5,688.2325, which is 75% of the SPX’s hypothetical Starting Value of 7,584.31, which was its closing value on June 4, 2026. The actual Starting Value, Coupon Barrier and Threshold Value will be determined on the Pricing Date.

This historical data on the SPX is not necessarily indicative of the future performance of the SPX or what the value of the Securities may be. Any historical upward or downward trend in the level of the SPX during any period set forth above is not an indication that the level of the SPX is more or less likely to increase or decrease at any time over the term of the Securities.

Before investing in the Securities, you should consult publicly available sources for the levels of the SPX.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the State Street® Technology Select Sector SPDR® ETF due June 22, 2029

License Agreement

S&P® is a registered trademark of Standard & Poor’s Financial Services LLC (“S&P”) and Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”). These trademarks have been licensed for use by S&P Dow Jones Indices LLC. “Standard & Poor’s®,” “S&P 500®” and “S&P®” are trademarks of S&P. These trademarks have been sublicensed for certain purposes by our affiliate, Merrill Lynch, Pierce, Fenner and Smith Incorporated. The SPX is a product of S&P Dow Jones Indices LLC and/or its affiliates and has been licensed for use by Merrill Lynch, Pierce, Fenner and Smith Incorporated.

The Securities are not sponsored, endorsed, sold or promoted by S&P Dow Jones Indices LLC, Dow Jones, S&P or any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices make no representation or warranty, express or implied, to the holders of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities particularly or the ability of the SPX to track general market performance. S&P Dow Jones Indices’ only relationship to Merrill Lynch, Pierce, Fenner and Smith Incorporated with respect to the SPX is the licensing of the SPX and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its third party licensors. The SPX is determined, composed and calculated by S&P Dow Jones Indices without regard to us, Merrill Lynch, Pierce, Fenner and Smith Incorporated, or the Securities. S&P Dow Jones Indices have no obligation to take our needs, BAC’s needs or the needs of Merrill Lynch, Pierce, Fenner and Smith Incorporated or holders of the Securities into consideration in determining, composing or calculating the SPX. S&P Dow Jones Indices are not responsible for and have not participated in the determination of the prices and amount of the Securities or the timing of the issuance or sale of the Securities or in the determination or calculation of the equation by which the Securities are to be converted into cash. S&P Dow Jones Indices have no obligation or liability in connection with the administration, marketing or trading of the Securities. There is no assurance that investment products based on the SPX will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC and its subsidiaries are not investment advisors. Inclusion of a security or futures contract within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security or futures contract, nor is it considered to be investment advice. Notwithstanding the foregoing, S&P Dow Jones Indices LLC and its affiliates may independently issue and/or sponsor financial products unrelated to the Securities currently being issued by us, but which may be similar to and competitive with the Securities. In addition, S&P Dow Jones Indices LLC and its affiliates may trade financial products which are linked to the performance of the SPX. It is possible that this trading activity will affect the value of the Securities.

S&P DOW JONES INDICES DO NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE SPX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY US, BAC, MERRILL LYNCH, PIERCE, FENNER AND SMITH INCORPORATED, HOLDERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE SPX OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND MERRILL LYNCH, PIERCE, FENNER AND SMITH INCORPORATED, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the State Street® Technology Select Sector SPDR® ETF due June 22, 2029

The Russell 2000® Index

The Russell 2000® Index (the “RTY”) was developed by Russell Investments (“Russell”) before FTSE International Limited and Russell combined in 2015 to create FTSE Russell, which is wholly owned by London Stock Exchange Group. Additional information on the RTY is available at the following website: http://www.ftserussell.com. No information on that website is deemed to be included or incorporated by reference in this pricing supplement.

Russell began dissemination of the RTY on January 1, 1984. FTSE Russell calculates and publishes the RTY. The RTY was set to 135 as of the close of business on December 31, 1986. The RTY is designed to track the performance of the small capitalization segment of the U.S. equity market. As a subset of the Russell 3000® Index, the RTY consists of the smallest 2,000 companies included in the Russell 3000® Index. The Russell 3000® Index measures the performance of the largest 3,000 U.S. companies, representing approximately 98% of the investable U.S. equity market. The RTY is determined, comprised, and calculated by FTSE Russell without regard to the Securities.

Selection of Stocks Comprising the RTY

All companies eligible for inclusion in the RTY must be classified as a U.S. company under FTSE Russell’s country-assignment methodology. If a company is incorporated, has a stated headquarters location, and trades in the same country (American Depositary Receipts and American Depositary Shares are not eligible), then the company is assigned to its country of incorporation. If any of the three factors are not the same, FTSE Russell defines three Home Country Indicators (“HCIs”): country of incorporation, country of headquarters, and country of the most liquid exchange (as defined by a two-year average daily dollar trading volume) from all exchanges within a country. Using the HCIs, FTSE Russell compares the primary location of the company’s assets with the three HCIs. If the primary location of its assets matches any of the HCIs, then the company is assigned to the primary location of its assets. If there is insufficient information to determine the country in which the company’s assets are primarily located, FTSE Russell will use the country from which the company’s revenues are primarily derived for the comparison with the three HCIs in a similar manner. FTSE Russell uses the average of two years of assets or revenues data to reduce potential turnover. If conclusive country details cannot be derived from assets or revenues data, FTSE Russell will assign the company to the country of its headquarters, which is defined as the address of the company’s principal executive offices, unless that country is a Benefit Driven Incorporation (“BDI”) country, in which case the company will be assigned to the country of its most liquid stock exchange. BDI countries include: Anguilla, Antigua and Barbuda, Bahamas, Barbados, Belize, Bermuda, Bonaire, British Virgin Islands, Cayman Islands, Channel Islands, Cook Islands, Curacao, Faroe Islands, Gibraltar, Guernsey, Isle of Man, Jersey, Liberia, Marshall Islands, Panama, Saba, Sint Eustatius, Sint Maarten, and Turks and Caicos Islands. For any companies incorporated or headquartered in a U.S. territory, including Puerto Rico, Guam, and U.S. Virgin Islands, a U.S. HCI is assigned.

All securities eligible for inclusion in the RTY must trade on a major U.S. exchange. Stocks must have a closing price at or above $1.00 on their primary exchange on the last trading day in May to be eligible for inclusion during annual reconstitution. However, in order to reduce unnecessary turnover, if an existing member’s closing price is less than $1.00 on the last day of May, it will be considered eligible if the average of the daily closing prices (from its primary exchange) during the month of May is equal to or greater than $1.00. Initial public offerings are added each quarter and must have a closing price at or above $1.00 on the last day of their eligibility period in order to qualify for index inclusion. If an existing stock does not trade on the “rank day” (typically the last trading day in May but a confirmed timetable is announced each spring) but does have a closing price at or above $1.00 on another eligible U.S. exchange, that stock will be eligible for inclusion.

An important criterion used to determine the list of securities eligible for the RTY is total market capitalization, which is defined as the market price as of the last trading day in May for those securities being considered at annual reconstitution times the total number of shares outstanding. Where applicable, common stock, non-restricted exchangeable shares and partnership units/membership interests are used to determine market capitalization. Any other form of shares such as preferred stock, convertible preferred stock, redeemable shares, participating preferred stock, warrants and rights, installment receipts or trust receipts, are excluded from the calculation. If multiple share classes of common stock exist, they are combined. In cases where the common stock share classes act independently of each other (e.g., tracking stocks), each class is considered for inclusion separately. If multiple share classes exist, the pricing vehicle will be designated as the share class with the highest two-year trading volume as of the rank day in May.

Companies with a total market capitalization of less than $30 million are not eligible for the RTY. Similarly, companies with only 5% or less of their shares available in the marketplace are not eligible for the RTY. Royalty trusts, limited liability companies, closed-end investment companies (companies that are required to report Acquired Fund Fees and Expenses, as defined by the SEC, including business development companies), blank check companies, special purpose acquisition companies, and limited partnerships are also ineligible for inclusion. Bulletin board, pink sheets, and over-the-counter traded securities are not eligible for inclusion. Exchange traded funds and mutual funds are also excluded.

Annual reconstitution is a process by which the RTY is completely rebuilt. Based on closing levels of the company’s common stock on its primary exchange on the rank day of May of each year, FTSE Russell reconstitutes the composition of the RTY using the then existing market capitalizations of eligible companies. Reconstitution of the RTY occurs on the last Friday in June or, when the last Friday in June is the 29th or 30th, reconstitution occurs on the prior Friday. In addition, FTSE Russell adds initial public offerings to the RTY on a

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the State Street® Technology Select Sector SPDR® ETF due June 22, 2029

quarterly basis based on total market capitalization ranking within the market-adjusted capitalization breaks established during the most recent reconstitution. After membership is determined, a security’s shares are adjusted to include only those shares available to the public. This is often referred to as “free float.” The purpose of the adjustment is to exclude from market calculations the capitalization that is not available for purchase and is not part of the investable opportunity set.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the State Street® Technology Select Sector SPDR® ETF due June 22, 2029

Historical Information

The following graph sets forth the daily historical performance of the RTY in the period from January 2, 2021 through June 4, 2026. We obtained this historical data from Bloomberg L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P. The horizontal line in the graph represents the RTY’s hypothetical Coupon Barrier and hypothetical Threshold Value of 2,201.49525, which is 75% of the RTY’s hypothetical Starting Value of 2,935.327, which was its closing value on June 4, 2026. The actual Starting Value, Coupon Barrier and Threshold Value will be determined on the Pricing Date.

This historical data on the RTY is not necessarily indicative of the future performance of the RTY or what the value of the Securities may be. Any historical upward or downward trend in the level of the RTY during any period set forth above is not an indication that the level of the RTY is more or less likely to increase or decrease at any time over the term of the Securities.

Before investing in the Securities, you should consult publicly available sources for the levels of the RTY.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the State Street® Technology Select Sector SPDR® ETF due June 22, 2029

License Agreement

“Russell 2000®” and “Russell 3000®” are trademarks of FTSE Russell and have been licensed for use by our affiliate, Merrill Lynch, Pierce, Fenner & Smith Incorporated. The Securities are not sponsored, endorsed, sold, or promoted by FTSE Russell, and FTSE Russell makes no representation regarding the advisability of investing in the Securities.

FTSE Russell and Merrill Lynch, Pierce, Fenner & Smith Incorporated have entered into a non-exclusive license agreement providing for the license to Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates, including us, in exchange for a fee, of the right to use indices owned and published by FTSE Russell in connection with some securities, including the Securities. The license agreement provides that the following language must be stated in this pricing supplement:

The Securities are not sponsored, endorsed, sold, or promoted by FTSE Russell. FTSE Russell makes no representation or warranty, express or implied, to the holders of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities particularly or the ability of the RTY to track general stock market performance or a segment of the same. FTSE Russell’s publication of the RTY in no way suggests or implies an opinion by FTSE Russell as to the advisability of investment in any or all of the securities upon which the RTY is based. FTSE Russell’s only relationship to Merrill Lynch, Pierce, Fenner & Smith Incorporated and to us is the licensing of certain trademarks and trade names of FTSE Russell and of the RTY, which is determined, composed, and calculated by FTSE Russell without regard to Merrill Lynch, Pierce, Fenner & Smith Incorporated, us, or the Securities. FTSE Russell is not responsible for and has not reviewed the Securities nor any associated literature or publications and FTSE Russell makes no representation or warranty express or implied as to their accuracy or completeness, or otherwise. FTSE Russell reserves the right, at any time and without notice, to alter, amend, terminate, or in any way change the RTY. FTSE Russell has no obligation or liability in connection with the administration, marketing, or trading of the Securities.

FTSE RUSSELL DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE RTY OR ANY DATA INCLUDED THEREIN AND FTSE RUSSELL SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. FTSE RUSSELL MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, US, HOLDERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE RTY OR ANY DATA INCLUDED THEREIN. FTSE RUSSELL MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE RTY OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL FTSE RUSSELL HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the State Street® Technology Select Sector SPDR® ETF due June 22, 2029

The State Street® Technology Select Sector SPDR® ETF

The shares of the XLK are issued by Select Sector SPDR® Trust, a registered investment company. The XLK seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Technology Select Sector Index. The XLK measures the performance of the technology and telecom sector of the U.S. equity market. The XLK is composed of equity securities of companies from technology hardware, storage, and peripherals; software; diversified telecommunication services; communications equipment; semiconductors and semiconductor equipment; internet software and services; IT services; electronic equipment, instruments and components; and wireless telecommunication services. The State Street® Technology Select Sector SPDR® ETF trades on the NYSE Arca under the ticker symbol “XLK.”

Investment Approach

The XLK utilizes a “passive” or “indexing” investment approach in attempting to track the performance of the Technology Select Sector Index. The XLK will invest in substantially all of the securities which comprise the Technology Select Sector Index. The XLK will normally invest at least 95% of its total assets in common stocks that comprise the Technology Select Sector Index.

Investment Objective and Strategy

The XLK seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the Technology Select Sector Index. The investment manager of the XLK uses a replication strategy to try to achieve the XLK’s investment objective, which means that the XLK generally invests in substantially all of the securities represented in the Technology Select Sector Index in approximately the same proportions as the Technology Select Sector Index. Under normal market conditions, the XLK generally invests at least 95% of its total assets in the securities comprising the Technology Select Sector Index. In certain situations or market conditions, the XLK may temporarily depart from its normal investment policies and strategies provided that the alternative is consistent with the XLK’s investment objective and is in the best interest of the XLK. For example, if the XLK is unable to invest directly in a component security or if a derivative investment may provide higher liquidity than other types of investments, it may make larger than normal investments in derivatives to maintain exposure to the Technology Select Sector Index that it tracks. Consequently, under such circumstances, the XLK may invest in a different mix of investments than it would under normal circumstances. The XLK will provide shareholders with at least 60 days’ notice prior to any material change in its investment policies. The XLK is managed with a passive investment strategy, attempting to track the performance of an unmanaged index of securities. This differs from an actively managed underlying, which typically seeks to outperform a benchmark index.

Notwithstanding the XLK’s investment objective, the return on your Securities will not reflect any dividends paid on shares of the XLK, on the securities purchased by the XLK or on the securities that comprise the Technology Select Sector Index.

The Select Sector Indices

The underlying index of the XLK is part of the Select Sector Indices. The Select Sector Indices are sub-indices of the S&P 500® Index (“SPX”). Each stock in the SPX is allocated to at least one Select Sector Index, and the combined companies of the eleven Select Sector Indices represent all of the companies in the SPX. The industry indices are sub-categories within each Select Sector Index and represent a specific industry segment of the overall Select Sector Index. The eleven Select Sector Indices seek to represent the eleven SPX sectors. The index compilation agent for these indices (the “Index Compilation Agent”) determines the composition of the Select Sector Indices based on S&P’s sector classification methodology. Sector designations are determined by the index sponsor using criteria it has selected or developed. Index sponsors may use very different standards for determining sector designations. In addition, many companies operate in a number of sectors, but are listed in only one sector and the basis on which that sector is selected may also differ. As a result, sector comparisons between indices with different index sponsors may reflect differences in methodology as well as actual differences in the sector composition of the indices.

Each Select Sector Index was developed and is maintained in accordance with the following criteria:

•Each of the component stocks in a Select Sector Index (the “Component Stocks”) is a constituent company of the SPX.

•The eleven Select Sector Indices together will include all of the companies represented in the SPX and each of the stocks in the SPX will be allocated to at least one of the Select Sector Indices.

•The Index Compilation Agent assigns each constituent stock of the SPX to a Select Sector Index. The Index Compilation Agent assigns a company’s stock to a particular Select Sector Index based on S&P Dow Jones Indices’s sector classification methodology as set forth in its Global Industry Classification Standard.

•Each Select Sector Index is calculated by S&P Dow Jones Indices using a modified “market capitalization” methodology. This design ensures that each of the component stocks within a Select Sector Index is represented in a proportion consistent with its percentage with respect to the total market capitalization of that Select Sector Index.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the State Street® Technology Select Sector SPDR® ETF due June 22, 2029

For reweighting purposes, each Select Sector Index is rebalanced quarterly after the close of business on the second to last calculation day of March, June, September and December using the following procedures: (1) The rebalancing reference date is two business days prior to the last calculation day of each quarter; and (2) With prices reflected on the rebalancing reference date, and membership, shares outstanding, additional weight factor (capping factor) and investable weight factors (as described in the section “Computation of the S&P 500 Index®” below) as of the rebalancing effective date, each company is weighted using the modified market capitalization methodology. Modifications are made as defined below.

(i)The indices are first evaluated to ensure none of the indices breach the maximum allowable limits defined in rules (ii) and (v) below. If any of the allowable limits are breached, the component stocks are reweighted based on their float-adjusted market capitalization weights.

(ii)If any component stock has a weight greater than 24%, that component stock has its float-adjusted market capitalization weight capped at 23%. The 23% weight cap creates a 2% buffer to ensure that no component stock exceeds 25% as of the quarter-end diversification requirement date.

(iii)All excess weight is equally redistributed to all uncapped component stocks within the relevant Select Sector Index.

(iv)After this redistribution, if the float-adjusted market capitalization weight of any other component stock(s) then breaches 23%, the process is repeated iteratively until no component stock breaches the 23% weight cap.

(v)The sum of the component stocks with weight greater than 4.8% cannot exceed 50% of the total index weight. These caps are set to allow for a buffer below the 5% limit.

(vi)If the rule in step (v) is breached, all the component stocks are ranked in descending order of their float-adjusted market capitalization weights and the first component stock that causes the 50% limit to be breached has its weight reduced to 4.6%.

(vii)This excess weight is equally redistributed to all component stocks with weights below 4.6%. This process is repeated iteratively until step (v) is satisfied.

(viii)Index share amounts are assigned to each component stock to arrive at the weights calculated above. Since index shares are assigned based on prices one business day prior to rebalancing, the actual weight of each component stock at the rebalancing differs somewhat from these weights due to market movements.

(ix)If necessary, the reweighting process may take place more than once prior to the close on the last business day of March, June, September or December to ensure conformity with all diversification requirements.

Each Select Sector Index is calculated using the same methodology utilized by S&P Dow Jones Indices in calculating the SPX, using a base-weighted aggregate methodology. The daily calculation of each Select Sector Index is computed by dividing the total market value of the companies in the Select Sector Index by a number called the index divisor.

The Index Compilation Agent at any time may determine that a Component Stock which has been assigned to one Select Sector Index has undergone such a transformation in the composition of its business, and should be removed from that Select Sector Index and assigned to a different Select Sector Index. In the event that the Index Compilation Agent notifies S&P Dow Jones Indices that a Component Stock’s Select Sector Index assignment should be changed, S&P Dow Jones Indices will disseminate notice of the change following its standard procedure for announcing index changes and will implement the change in the affected Select Sector Indices on a date no less than one week after the initial dissemination of information on the sector change to the maximum extent practicable. It is not anticipated that Component Stocks will change sectors frequently.

Component Stocks removed from and added to the SPX will be deleted from and added to the appropriate Select Sector Index on the same schedule used by S&P Dow Jones Indices for additions and deletions from the SPX insofar as practicable.

The S&P 500® Index

The SPX includes a representative sample of 500 companies in leading industries of the U.S. economy. The SPX is intended to provide an indication of the pattern of common stock price movement. The calculation of the level of the SPX is based on the relative value of the aggregate market value of the common stocks of 500 companies as of a particular time compared to the aggregate average market value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943.

The SPX includes companies from eleven main groups: Communication Services; Consumer Discretionary; Consumer Staples; Energy; Financials; Health Care; Industrials; Information Technology; Real Estate; Materials; and Utilities. S&P Dow Jones Indices LLC (“SPDJI”), the sponsor of the SPX, may from time to time, in its sole discretion, add companies to, or delete companies from, the SPX to achieve the objectives stated above.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the State Street® Technology Select Sector SPDR® ETF due June 22, 2029

SPDJI calculates the SPX by reference to the prices of the constituent stocks of the SPX without taking account of the value of dividends paid on those stocks. As a result, the return on the Securities will not reflect the return you would realize if you actually owned the SPX constituent stocks and received the dividends paid on those stocks.

Computation of the SPX

While SPDJI currently employs the following methodology to calculate the SPX, no assurance can be given that SPDJI will not modify or change this methodology in a manner that may affect payments on the Securities.

Historically, the market value of any component stock of the SPX was calculated as the product of the market price per share and the number of then outstanding shares of such component stock. In March 2005, SPDJI began shifting the SPX halfway from a market capitalization weighted formula to a float-adjusted formula, before moving the SPX to full float adjustment on September 16, 2005. SPDJI’s criteria for selecting stocks for the SPX did not change with the shift to float adjustment. However, the adjustment affects each company’s weight in the SPX.

Under float adjustment, the share counts used in calculating the SPX reflect only those shares that are available to investors, not all of a company’s outstanding shares. Float adjustment excludes shares that are closely held by control groups, other publicly traded companies or government agencies.

In September 2012, all shareholdings representing more than 5% of a stock’s outstanding shares, other than holdings by “block owners,” were removed from the float for purposes of calculating the SPX. Generally, these “control holders” will include officers and directors, private equity, venture capital and special equity firms, other publicly traded companies that hold shares for control, strategic partners, holders of restricted shares, ESOPs, employee and family trusts, foundations associated with the company, holders of unlisted share classes of stock, government entities at all levels (other than government retirement/pension funds) and any individual person who controls a 5% or greater stake in a company as reported in regulatory filings. However, holdings by block owners, such as depositary banks, pension funds, mutual funds and ETF providers, 401(k) plans of the company, government retirement/pension funds, investment funds of insurance companies, asset managers and investment funds, independent foundations and savings and investment plans, will ordinarily be considered part of the float.

Treasury stock, stock options, restricted shares, equity participation units, warrants, preferred stock, convertible stock, and rights are not part of the float. Shares held in a trust to allow investors in countries outside the country of domicile, such as depositary shares and Canadian exchangeable shares, are normally part of the float unless those shares form a control block. If a company has multiple classes of stock outstanding, shares in an unlisted or non-traded class are treated as a control block.

For each stock, an investable weight factor (“IWF”) is calculated by dividing the available float shares by the total shares outstanding. Available float shares are defined as the total shares outstanding less shares held by control holders. This calculation is subject to a 5% minimum threshold for control blocks. For example, if a company’s officers and directors hold 3% of the company’s shares, and no other control group holds 5% of the company’s shares, SPDJI would assign that company an IWF of 1.00, as no control group meets the 5% threshold. However, if a company’s officers and directors hold 3% of the company’s shares and another control group holds 20% of the company’s shares, SPDJI would assign an IWF of 0.77, reflecting the fact that 23% of the company’s outstanding shares are considered to be held for control. As of July 31, 2017, companies with multiple share class lines are no longer eligible for inclusion in the SPX. Constituents of the SPX prior to July 31, 2017 with multiple share class lines will be grandfathered in and continue to be included in the SPX. If a constituent company of the SPX reorganizes into a multiple share class line structure, that company will remain in the SPX at the discretion of the S&P Index Committee in order to minimize turnover.

The SPX is calculated using a base-weighted aggregate methodology. The level of the SPX reflects the total market value of all component stocks relative to the base period of the years 1941 through 1943. An indexed number is used to represent the results of this calculation in order to make the level easier to work with and track over time. The actual total market value of the component stocks during the base period of the years 1941 through 1943 has been set to an indexed level of 10. This is often indicated by the notation 1941- 43 = 10. In practice, the daily calculation of the SPX is computed by dividing the total market value of the component stocks by the “index divisor.” By itself, the index divisor is an arbitrary number. However, in the context of the calculation of the SPX, it serves as a link to the original base period level of the SPX. The index divisor keeps the SPX comparable over time and is the manipulation point for all adjustments to the SPX, which is index maintenance.

Index Maintenance

Index maintenance includes monitoring and completing the adjustments for company additions and deletions, share changes, stock splits, stock dividends, and stock price adjustments due to company restructuring or spinoffs. Some corporate actions, such as stock splits and stock dividends, require changes in the common shares outstanding and the stock prices of the companies in the SPX, and do not require index divisor adjustments.

To prevent the level of the SPX from changing due to corporate actions, corporate actions which affect the total market value of the SPX require an index divisor adjustment. By adjusting the index divisor for the change in market value, the level of the SPX remains

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the State Street® Technology Select Sector SPDR® ETF due June 22, 2029

constant and does not reflect the corporate actions of individual companies in the SPX. Index divisor adjustments are made after the close of trading and after the calculation of the SPX closing level.

Changes in a company’s shares outstanding of 5.00% or more due to mergers, acquisitions, public offerings, tender offers, Dutch auctions, or exchange offers are made as soon as reasonably possible. Share changes due to mergers or acquisitions of publicly held companies that trade on a major exchange are implemented when the transaction occurs, even if both of the companies are not in the same headline index, and regardless of the size of the change. All other changes of 5.00% or more (due to, for example, company stock repurchases, private placements, redemptions, exercise of options, warrants, conversion of preferred stock, notes, debt, equity participation units, at-the-market offerings, or other recapitalizations) are made weekly and are announced on Fridays for implementation after the close of trading on the following Friday. Changes of less than 5.00% are accumulated and made quarterly on the third Friday of March, June, September, and December, and are usually announced two to five days prior.

If a change in a company’s shares outstanding of 5.00% or more causes a company’s IWF to change by five percentage points or more, the IWF is updated at the same time as the share change. IWF changes resulting from partial tender offers are considered on a case by case basis.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the State Street® Technology Select Sector SPDR® ETF due June 22, 2029

Historical Information

The following graph sets forth the daily historical performance of the XLK in the period from January 2, 2021 through June 4, 2026. We obtained this historical data from Bloomberg L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P. The horizontal line in the graph represents the XLK’s hypothetical Coupon Barrier and hypothetical Threshold Value of $144.8775, which is 75% of the XLK’s hypothetical Starting Value of $193.17, which was its closing value on June 4, 2026. The actual Starting Value, Coupon Barrier and Threshold Value will be determined on the Pricing Date.

This historical data on the XLK is not necessarily indicative of the future performance of the XLK or what the value of the Securities may be. Any historical upward or downward trend in the value of the XLK during any period set forth above is not an indication that the value of the XLK is more or less likely to increase or decrease at any time over the term of the Securities.

Before investing in the Securities, you should consult publicly available sources for the values and trading pattern of the XLK.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the State Street® Technology Select Sector SPDR® ETF due June 22, 2029

Structuring the Securities

The Securities are our debt securities, the return on which is linked to the performance of the Underlyings. The related guarantee is BAC’s obligation. Any payments on the Securities, including payment of the Maturity Payment Amount, depend on the credit risk of BofA Finance and BAC and on the performance of the Underlyings. As is the case for all of our and BAC’s respective debt securities, including our market-linked securities, the economic terms of the Securities reflect our and BAC’s actual or perceived creditworthiness at the time of pricing. In addition, because market-linked securities result in increased operational, funding and liability management costs to us and BAC, BAC typically borrows the funds under these types of securities at a rate, which we refer to in this pricing supplement as BAC’s internal funding rate, that is more favorable to BAC than the rate that it might pay for a conventional fixed or floating rate debt security. This generally relatively lower internal funding rate, which is reflected in the economic terms of the Securities, along with the fees and charges associated with market-linked securities, typically results in the initial estimated value of the Securities on the Pricing Date being less than their public offering price.

The initial estimated value range of the Securities is set forth on the cover page of this preliminary pricing supplement.  The final pricing supplement will set forth the initial estimated value of the Securities as of the Pricing Date.

In order to meet our payment obligations on the Securities, at the time we issue the Securities, we may choose to enter into certain hedging arrangements (which may include call options, put options or other derivatives) with BofAS or one of our other affiliates. The terms of these hedging arrangements are determined based upon terms provided by BofAS and its affiliates, and take into account a number of factors, including our and BAC’s creditworthiness, interest rate movements, the volatility of the Underlyings, the tenor of the Securities and the hedging arrangements. The economic terms of the Securities and their initial estimated value depend in part on the terms of these hedging arrangements.

BofAS has advised us that the hedging arrangements will include hedging related charges, reflecting the costs associated with, and our affiliates’ profit earned from, these hedging arrangements. Since hedging entails risk and may be influenced by unpredictable market forces, actual profits or losses from these hedging transactions may be more or less than any expected amounts.

For further information, see “Selected Risk Considerations” beginning on page PS-9 above and “Use of Proceeds” on page PS-15 of the accompanying prospectus.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the State Street® Technology Select Sector SPDR® ETF due June 22, 2029

U.S. Federal Income Tax Summary

You should consider the U.S. federal income and estate tax consequences of an investment in the Securities, including the following:

•There is no statutory, judicial, or administrative authority directly addressing the characterization of the Securities.

•You agree with us (in the absence of an administrative determination, or judicial ruling to the contrary) to characterize and treat the Securities for all tax purposes as contingent income-bearing single financial contracts with respect to the Underlyings. In the opinion of Sidley Austin LLP, our tax counsel, the U.S. federal income tax characterization and treatment of the Securities described herein is a reasonable interpretation of current law.

•Under this characterization and tax treatment of the Securities, a U.S. Holder (as defined on page 76 of the accompanying prospectus) generally will recognize capital gain or loss upon maturity or upon a sale, exchange or redemption of the Securities prior to maturity. This capital gain or loss generally will be long-term capital gain or loss if you held the Securities for more than one year.

•No assurance can be given that the Internal Revenue Service (“IRS”) or any court will agree with this characterization and tax treatment.

•In addition, there may exist a risk that an investment in the Securities will be treated, in whole or in part, as a “constructive ownership transaction” to which Section 1260 of the Code applies. If Section 1260 of the Code applies, all or a portion of any long-term capital gain recognized by a U.S. Holder in respect of the Securities will be recharacterized as ordinary income. Because the application of the constructive ownership rules is unclear you are strongly urged to consult your tax advisor with respect to the possible application of the constructive ownership rules to your investment in the Securities.

•We intend to take the position that any Contingent Coupon Payments constitute taxable ordinary income to a U.S. Holder at the time received or accrued, in accordance with the U.S. Holder’s method of tax accounting.

•We intend to treat any Contingent Coupon Payment made to Non-U.S. Holders (as defined on page 76 of the accompanying prospectus) as generally subject to withholding at a 30% rate (or at a lower rate under an applicable income tax treaty) on the entire amount of any Contingent Coupon Payment made unless such payments are effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the U.S. (in which case, to avoid withholding, the Non-U.S. Holder will be required to provide a Form W-8ECI). We (or the applicable paying agent) will not pay any additional amounts in respect of such withholding.

•Under current IRS guidance, withholding on “dividend equivalent” payments (as discussed in the accompanying product supplement), if any, will not apply to Securities that are issued as of the date of this pricing supplement unless such Securities are “delta-one” instruments.

•Under current law, while the matter is not entirely clear, individual Non-U.S. Holders, and entities whose property is potentially includible in those individuals’ gross estates for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, the Securities are likely to be treated as U.S. situs property, subject to U.S. federal estate tax. These individuals and entities should consult their own tax advisors regarding the U.S. federal estate tax consequences of investing in the Securities.

You should consult your own tax advisor concerning the U.S. federal income tax consequences to you of acquiring, owning, and disposing of the Securities, as well as any tax consequences arising under the laws of any state, local, foreign, or other tax jurisdiction and the possible effects of changes in U.S. federal or other tax laws. You should review carefully the discussion under the section entitled “U.S. Federal Income Tax Summary” beginning on page PS-45 of the accompanying product supplement.